EXHIBIT 10.30

LOAN AGREEMENT AND PROMISSORY NOTE

THIS LOAN AGREEMENT AND PROMISSORY NOTE (“Note”) by and between BLINK COUTURE, INC., a Delaware corporation (the "Maker") and REGENT PRIVATE CAPITAL II, LLC, an Oklahoma limited liability company (the "Payee") entered into as of January 31, 2013.   Each of the Maker and the Payee are referred to herein as a “Party”, and collectively as the “Parties.”

WHEREAS, the Payee has advanced funds to Maker, during the period from January 1, 2013 to January 31, 2013, for the payment of Maker’s operating expenses, during that period, upon the terms and conditions provided herein;

NOW THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Maturity Date.  The outstanding principal amount hereunder and all accrued and unpaid interest thereon shall be due and payable by Maker to Payee on or before January 31, 2014, upon which date the Maker unconditionally promises to pay to the order of the Payee, the principal sum then outstanding under this Note together with accrued interest thereon.

2. Principal Amount of Funds Advanced.  The Parties hereby agree that during the period from January 1, 2013 through January 31, 2013, the Payee has made advances to the Maker, in the aggregate amount of $12,258, in payment of the Maker’s operating expenses during that period, so that effective as of January 31, 2013, the total outstanding principal amount due and payable pursuant to this Note was $12,258.

3. Interest.  Unpaid principal of this Note shall bear interest (computed on the basis of a year of 365 days of actual days elapsed) of 6% per annum in cash or kind, from the date hereof until such principal is paid.

4. Prepayment.  The Maker shall have the option to prepay any or all of the principal amount due hereunder, without penalty, at any time, together with interest accrued thereon to the date of such prepayment.

5. Place of Payment.  All amounts payable hereunder shall be payable at the address of the Payee at 5727 S. Lewis Avenue, Suite 210 Tulsa, OK 74105, unless another place of payment shall be specified in writing by the Payee.

6. Event of Default.  It shall be an event of default (“Event of Default”), and the then unpaid portion of this Note shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

(a) any failure on the part of Maker to make any payment hereunder when due, whether by acceleration or otherwise;

(b) Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute; or

(c) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against Maker, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof.

7. No Waiver; Remedies.  No failure on the part of the Payee or any other holder of this Note to exercise and no delay in exercising any right, remedy or power hereunder or under any other document or agreement executed in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise by the Payee or any other holder of this Note of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.

8. Enforceability.  This Note shall be binding upon the Maker and the Maker’s successors and assigns.

9. Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Delaware, excluding the conflicts of laws principles thereof.

10. Severability.   In the event that any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Note shall operate, or would prospectively operate, to invalidate this Note, then, and in any such event, such provision or provisions only shall be deemed null and void and of no force or effect and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect, shall be valid, legal and enforceable, and shall in no way be affected, prejudiced or disturbed thereby.

11. Usury.  All agreements between the Maker and the Payee, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the Maker, or any other holder of this Note, for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law.

12. Assignment.  Subject to applicable federal and state securities laws, the Payee may assign this Note without first obtaining the consent of the Maker.

13. Certain Waivers.  EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THE MAKER, AND ALL OTHERS THAT MAY BECOME LIABLE FOR ALL OR ANY PART OF THE OBLIGATIONS EVIDENCED BY THIS NOTE, HEREBY WAIVES PRESENTMENT, DEMAND, NOTICE OF NONPAYMENT, PROTEST AND ALL OTHER DEMANDS AND NOTICES IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE OR ENFORCEMENT OF THIS NOTE, AND DOES HEREBY CONSENT TO ANY NUMBER OF RENEWALS OR EXTENSIONS OF THE TIME OF PAYMENT HEREOF AND AGREE THAT ANY SUCH RENEWALS OR EXTENSIONS MAY BE MADE WITHOUT NOTICE TO ANY SUCH PERSONS AND WITHOUT AFFECTING THEIR LIABILITY HEREIN AND DO FURTHER CONSENT TO THE RELEASE OF ANY PERSON LIABLE WITH RESPECT TO FAILURE TO GIVE SUCH NOTICE, (ALL WITHOUT AFFECTING THE LIABILITY OF THE OTHER PERSONS, FIRMS, OR CORPORATIONS LIABLE FOR THE PAYMENT OF THIS NOTE).

14. Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE MAKER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING UNDER OR OUT OF OR OTHERWISE RELATED TO OR CONNECTED WITH THIS NOTE OR ANY RELATED DOCUMENT.

15. Miscellaneous.  If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or a public holiday under the laws of the State of Delaware, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment.  Upon payment in full of all aggregate unpaid principal and interest payable hereunder, this Note shall be surrendered to the Maker for cancellation.

16. Fees and Expenses. The Maker shall reimburse the Payee for all fees in connection with the documentation and administration of this Note upon an invoice being provided by the Payee.

17. Entire Agreement.  This Note shall set forth the entire agreement of the Parties with respect to the subject matter contained herein and shall replace all prior agreements and understandings relating to the subject matter contained herein, whether oral or written.

Signature Page Follows

IN WITNESS WHEREOF, the Maker has caused this Loan and Promissory Note to be duly executed and delivered as of the day and year first written above.

BLINK COUTURE, INC.

By:	/s/ Lawrence Field
Name: Lawrence Field Title: President & CEO

REGENT PRIVATE CAPITAL II, LLC

By:	/s/ Cynthia S. Field
Name: Cynthia S. Field Title: Secretary